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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of Western Resources, Inc. regarding an offer to exchange each outstanding common share of ADT Limited, of our reports dated January 26, 1996, incorporated by reference and included in Western Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement and related Prospectus.

                                             /s/ ARTHUR ANDERSEN LLP

Kansas City, Missouri

March 14, 1997